UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2016

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 21, 2016, FactSet Research Systems Inc. (“FactSet” or the “Company”) and FactSet UK Limited, a wholly owned subsidiary of FactSet entered into a definitive stock purchase agreement (the “Purchase Agreement”) with AI NewCo., a merger subsidiary of Asset International Inc. (“AI”), a portfolio company of Genstar Capital (“Genstar”), pursuant to which the Company agreed to sell its market research business, consisting of Market Metrics LLC and Matrix-Data Limited, to AI and associated assets (the “Transaction”). The total purchase price is approximately $165 million, subject to certain working capital adjustments, with an additional earn-out of $10 million based on the achievement of certain growth targets over the next two years. The Purchase Agreement and the Transaction contemplated thereby were approved by the Board of Directors of FactSet on May 19, 2016.

The foregoing description of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference. The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, AI, Genstar, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Purchase Agreement have been made only for the purpose of the Purchase Agreement and, as such, are intended solely for the benefit of the parties to the Purchase Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Purchase Agreement. Furthermore, many of the representations and warranties in the Purchase Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, AI, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and these changes may not be fully reflected in the Company’s public disclosures.

Subject to regulatory approvals, the Transaction is expected to close in FactSet’s fourth quarter of fiscal 2016, with the proceeds from the Transaction being primarily used for share repurchases under the Company’s existing program. On May 19, 2016, FactSet’s Board of Directors approved a $165 million expansion of the existing share repurchase program.

Item 8.01. Other Events.

On May 23, 2016, FactSet issued a press release announcing the execution of the Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of May 21, 2016, by and among FactSet Research Systems Inc., FactSet UK Limited, AI NewCo., and Asset International Inc.*
99.1	Press Release dated May 23, 2016

* Certain exhibits and schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. FactSet agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: May 23, 2016	By:	/s/ Maurizio Nicolelli
Maurizio Nicolelli
Senior Vice President, Chief Financial Officer
(Principal Financial Officer)

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of May 21, 2016, by and among FactSet Research Systems Inc., FactSet UK Limited, AI NewCo., and Asset International Inc.
99.1	Press Release dated May 23, 2016